Exhibit 99.1

NEWS

For Release          Immediate

Contacts             (News Media) Tony Zehnder, EVP, Corporate Communications
                     312.396.7086
                     (Investors) Lowell Short, SVP, Finance or Tammy Hill, SVP, Investor Relations 317.817.2893

          Conseco Completes Private Offering of Convertible Debentures

Carmel, Ind., August 9, 2005 - Conseco, Inc. (NYSE:CNO) announced today that it has priced its $300 million private offering of 3.50% Convertible Debentures due September 30, 2035. The debentures were offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended. The Company has granted the initial purchasers a 13-day option to purchase up to an additional $30 million principal amount of debentures.

The Company intends to use proceeds from the offering to repay term loans currently outstanding under its senior credit facility. The offering is expected to close on August 15, 2005, subject to certain closing conditions.

The debentures will bear interest at a rate of 3.50% per year, payable semi-annually, beginning on March 31, 2006 and ending on September 30, 2010. Thereafter, the principal amount of the debentures will accrete at a rate that provides holders with an aggregate yield to maturity of 3.50%, computed on a semi-annual, bond-equivalent basis.

The debentures will be convertible at the option of the holders, upon the occurrence of certain specified events, into cash or, under certain circumstances, cash and shares of the Company's common stock at an initial conversion price of approximately $26.66 per share. The initial conversion price represents a premium of 27.5% over today's closing price of the Company's common shares.

On or after October 5, 2010, the Company may redeem for cash all of a portion of the debentures at any time at a redemption price equal to 100% of the accreted principal amount of the debentures plus accrued and unpaid interest, if any, to the redemption date. Holders may require the Company to repurchase in cash all or any portion of the debentures on September 30, 2010, 2015, 2020, 2025 and 2030 at a repurchase price equal to 100% of the accreted principal amount of the debentures to be repurchased, plus accrued and unpaid interest, if any, to the applicable repurchase date.

Holders of the debentures may convert their debentures only if (1) the price of the Company's common stock reaches a specified threshold, (2) the trading price for the debentures falls below a specified threshold, (3) the debentures have been called for redemption or (4) specified corporate transactions occur.

The debentures and the common shares issuable upon conversion thereof have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the debentures to be offered, nor shall there be any sale of debentures in any state in which such offer, solicitation or sale would be unlawful.

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                                                                    Conseco (2)
                                                                 August 9, 2005

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to achieve an upgrade of the financial strength ratings of our insurance company subsidiaries and the impact of prior rating downgrades on our business; (ii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (iii) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (iv) mortality, morbidity, usage of health care services, persistency and other factors which may affect the profitability of our insurance products; (v) our ability to achieve anticipated expense reductions and levels of operational efficiencies; (vi) the adverse impact of our Predecessor's bankruptcy proceedings on our business operations, and relationships with our customers, employees, regulators, distributors and agents; (vii) performance of our investments; (viii) customer response to new products, distribution channels and marketing initiatives; (ix) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (x) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the returns on and the market value of our investments, and the lapse rate and profitability of policies; (xi) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products; and (xii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

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